SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                MEDIMMUNE, INC.
            (Exact name of registrant as specified in its charter)

     Delaware                     2836                     52-1555759
 (State or other            (Primary Standard           (I.R.S. Employer
 jurisdiction of               Industrial                Identification
 incorporation or        Classification Code No.)             No.)
  organization)

                           35 West Watkins Mill Rd.
                         Gaithersburg, Maryland  20878
                                (301) 417-0770
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

   Wayne T. Hockmeyer, Ph.D.                  Copy to:
    Chief Executive Officer          Frederick W. Kanner, Esq.
        MedImmune, Inc.                 Dewey Ballantine LLP
   35 West Watkins Mill Rd.         1301 Avenue of the Americas
 Gaithersburg, Maryland  20878       New York, New York  10019
        (301) 417-0770                     (212) 259-8000
 (Address, including zip code,
     and telephone number,
 including area code, of agent
         for service)

 Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/
 If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
 If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

=======================  =========== ==========  ===========  ==============
                                      Proposed     Proposed      Amount of
Title of Each Class of    Amount to    Maximum     Maximum     Registration
    Securities to be         be       Offering    Aggregate         Fee
      Registered         Registered   Price Per    Offering
                                      Share (1)   Price (1)
-----------------------  ----------- ----------  -----------  --------------
Common Stock, $.01 par   1,700,000     $39.75    $67,575,000    $19,935.00
value                    shares
=======================  =========== ==========  ===========  ==============

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c). Based on the average of the high and low sales price for the Common Stock on January 12, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED JANUARY 13, 1998

PROSPECTUS
                               1,700,000 SHARES
                                MEDIMMUNE, INC.
                                 COMMON STOCK
                           ________________________

    This Prospectus relates to 1,700,000 shares (the "Shares") of Common
Stock, par value $.01 per share (the "Common Stock"), of MedImmune, Inc. ("MedImmune" or the "Company"). The Shares were acquired by the Selling Stockholders named herein (the "Selling Stockholders") pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to the terms of subscription agreements, dated as of January 12, 1998, between the Company and each of the Selling Stockholders (the "Subscription Agreements"). See "Selling Stockholders."

     The Shares may be offered by the Selling Stockholders from time to time in transactions on the Nasdaq National Market System, in privately negotiated transactions, through the writing of options on the Shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

    This Prospectus may be used by the Selling Stockholders or by any broker-dealer who may participate in sales of the Shares. The Selling Stockholders will pay all commissions, transfer taxes and other expenses associated with the sale of the Shares by them.

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Company has agreed to bear certain expenses (other than the fees and expenses, if any, of counsel or other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

    The Common Stock of the Company is traded on the Nasdaq National Market System under the symbol "MEDI." On January 12, 1998, the last sale price for the Common Stock as reported by Nasdaq was $39.25.
                                 _____________
    An investment in the Shares involves a high degree of risk. See "Risk Factors" beginning on page 3 for a description of certain factors that should be considered by prospective investors.
                                 _____________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                The date of this Prospectus is January 13, 1998

                             AVAILABLE INFORMATION
     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Reports, proxy statements and other information filed electronically by the Company with the Commission are available at the Commission's worldwide web site at http://www.sec.gov. The Common Stock is traded on the Nasdaq National Market under the symbol "MEDI," and reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, Proxy Statement and Notice to Shareholders of Annual Meeting to be held on May 16, 1997, Current Reports on Form 8-K dated January 14, 1997, February 4, 1997, February 13, 1997, March 12, 1997, March 24, 1997, April 11, 1997, April 18, 1997 (two reports), April 29, 1997, May 9,
1997, May 14, 1997, May 21, 1997, June 24, 1997, July 9, 1997, July 15, 1997,
July 18, 1997, July 25, 1997, August 6, 1997, August 7, 1997, August 22, 1997,
October 24, 1997, November 5, 1997, November 26, 1997, December 3, 1997 (two reports), December 15, 1997, December 22, 1997, December 29, 1997 and January 5, 1998 and the description of the Common Stock contained in its Registration Statement on Form 8-A dated April 4, 1991, each filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated in this Prospectus by reference and made a part hereof.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or another subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations, MedImmune, Inc. 35 West Watkins Mill Road, Gaithersburg, Maryland 20878; telephone (301) 417-0770.
                                      (2)

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
     This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus regarding the Company and its expectations, plans and strategies or the transactions described herein, and the timing, financing, strategies and effects of such transactions, are forward-looking statements. Such forward-looking statements are based on various assumptions and expectations currently believed by management to be reasonable. The Company can give no assurance, however, that such assumptions and expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations are disclosed in this Prospectus, including, without limitation, under the caption "Risk Factors."
                                  THE COMPANY
     MedImmune, Inc. is a biotechnology company focused on developing and marketing products for infectious diseases and transplantation medicine. The Company was incorporated in Delaware in June 1987 under the name Molecular Vaccines, Inc., commenced operations in April 1988 and in October 1990 changed its name to MedImmune, Inc. The mailing address of the Company's principal executive offices is 35 West Watkins Mill Road, Gaithersburg, Maryland 20878, and its telephone number at that address is (301) 417-0770.
     "RespiGam" and "CytoGam" are registered trademarks of the Company. "Synagis" is a trademark of the Company for which MedImmune has applied for trademark registration.
                                 RISK FACTORS
     An investment in the Shares involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors in the Shares should carefully consider the following risk factors.
RISKS RELATED TO SYNAGIS

     In December 1997, the Company submitted a Biologic License Application to the U.S Food and Drug Administration (the "FDA") requesting marketing clearance of Synagis. Synagis (Palivizumab), formerly known as MEDI-493, is the Company's humanized monoclonal antibody for prevention of respiratory syncytial virus ("RSV") disease in high-risk infants. Marketing clearance for Synagis has not yet been obtained. The Company will not be able to market Synagis unless and until necessary governmental approvals have been obtained, including receipt of marketing clearance by the FDA in the United States.

     The Company has made a substantial investment in the development of Synagis. In addition, the Company expects in the near term to incur substantial manufacturing and marketing costs in anticipation of possible regulatory approval of Synagis. There can be no assurance, however, that such approval will be obtained. Furthermore, even if such approval were obtained, there can be no assurance that Synagis will achieve sufficient market acceptance to enable the Company to recover its investment or for Synagis to become profitable. Failure to obtain necessary regulatory approvals or for Synagis to become commercially successful would have a material adverse effect on the Company.

     Synagis is used to prevent RSV disease, the same disease that is the target for RespiGam, one of the two products currently being marketed by the Company. The Company believes that, if Synagis is licensed for marketing, it will substantially replace sales of RespiGam. If Synagis were approved at a time when the Company had a substantial inventory of RespiGam, a significant write-down of that inventory could result.

     If Synagis is approved for marketing by regulatory authorities, the Company intends to have Synagis produced by a third party pursuant to a contract manufacturing agreement until such time as the Company is able to meet market demand with its own production capacity. The method being employed by the Company to manufacture Synagis utilizes a gene expression system licensed to the Company by LONZA Biologics plc ("Lonza"). Lonza has recently contacted the Company and asserted that the Company's license of the gene expression system does not permit the Company to use the system when the product is being made for the Company by a third party. The Company does not agree with Lonza's assertion and is attempting to resolve this matter with Lonza in a mutually satisfactory way, but there can be no assurance that it will be able to do so. Failure to achieve an acceptable resolution could have a material adverse effect on the Company.
                                      (3)

     Synagis has never been produced in commercial quantities. Technology transfer to the Company's contract manufacturer and scale-up for commercial production involve risks and uncertainties that can add significant additional costs or delay product commercialization.

HISTORY OF OPERATING LOSSES
     The Company has incurred operating losses each year since its inception and had an accumulated deficit of $139.6 million at September 30, 1997. There can be no assurance that the Company will achieve profitability even if Synagis or one or more of the Company's other products under development is cleared for marketing by the FDA.
RISK OF MANAGING GROWTH
     The Company has substantially increased the size of its work force in recent years in connection with the marketing of RespiGam, the development of Synagis and preparation for the commencement of manufacturing in its new facility in Frederick, Maryland. This rapid growth and increased scope of operations present new risks which could result in unanticipated and substantial costs and time delays which could materially and adversely affect the Company.

RISKS RELATED TO NEW MANUFACTURING FACILITY
     The Company is in the process of completing construction of a new manufacturing facility in Frederick, Maryland. At September 30, 1997, the Company's investment in that facility totaled $45.3 million. Additional work remains to be completed on that facility, and governmental approvals will be required before sales of product manufactured in that facility can commence. The Company anticipates that the process of obtaining such approval will take substantial time and, accordingly, does not anticipate being able to commence sales of product manufactured in that facility for at least 18 months. There can be no assurance that such approvals will be obtained. Failure to obtain such approvals or a substantial delay in connection therewith would have a material adverse effect on the Company.
     The Company has no experience in commercial manufacturing. Accordingly, even if the necessary approvals were obtained, the Company would encounter new risks associated with commercial manufacturing, including potential scale-up issues, cost overruns, product defects and environmental problems.
Furthermore, there can be no assurance that the Company will be able to manufacture products at a cost that is competitive with third party manufacturing operations.
RISKS RELATED TO MASSACHUSETTS CONTRACTS
     In 1989 and 1990, the Company entered into a series of contracts with the Massachusetts Public Health Biologic Laboratory, then a division of the Massachusetts Department of Public Health (the "State Lab"), and the Massachusetts Health Research Institute, Inc. ("MHRI") pursuant to which the Company agreed to license certain technology from the Commonwealth of Massachusetts and to collaborate on the development of the technology. The technology relates to polyclonal antibodies being used in the production of the two products currently being marketed by the Company, RespiGam and CytoGam.
     At the end of 1996, the Inspector General of the Commonwealth of Massachusetts publicly issued a report alleging, among other things, that certain present and former employees of the State Lab or MHRI were personally receiving from MHRI, in violation of state law, a portion of the royalties the Company was paying to MHRI on sales of RespiGam. The report also alleged that the terms of the agreements were unfair to the Commonwealth and, accordingly, the Commonwealth now has the right to rescind the agreements notwithstanding the fact that the parties had operated under those agreements for over seven years. The Inspector General has no enforcement powers.
                                      (4)

     The Company regards the allegations of the Inspector General, as they relate to the Company, to be without merit. The Company has denied those allegations and in early 1997 provided the Commonwealth with a detailed rebuttal of the claims of the Inspector General pertaining to the Company.
     The Company has been engaged with representatives of the Commonwealth in negotiations to settle the matter on a mutually satisfactory basis. While the Company believes that substantial progress has been made toward resolving this matter in a manner generally acceptable to the Company (with no loss of the Company's rights to technology and no interruption of operations under the agreements, but with increased royalties), there can be no assurance that a final resolution will, in fact, be achieved. If no settlement is reached, the Company may be forced to litigate with the Commonwealth, and there can be no assurance that the outcome of such a litigation would be favorable to the Company. An unfavorable outcome could have a material adverse effect on the Company.

RELIANCE ON THIRD PARTY MANUFACTURING; DEPENDENCE ON SUPPLIERS
     The Company has relied on contract manufacturing by third parties for the production of CytoGam and RespiGam. The Company's manufacturing arrangements with the Commonwealth of Massachusetts are renegotiated annually, and there can be no assurance that any modifications to such arrangements will be on terms favorable to the Company. If representatives of the Commonwealth of Massachusetts, which hold the sole product and establishment licenses from the FDA for the manufacture of CytoGam and RespiGam, or suppliers of raw material for the manufacture of CytoGam or RespiGam, are unable to satisfy the Company's requirements for CytoGam or RespiGam on a timely basis, or if the Commonwealth is prevented for any reason from manufacturing CytoGam or RespiGam, the Company will likely be unable to secure alternative suppliers or manufacturers without undue and materially adverse operational disruption. The Company has in the past experienced product shortages for CytoGam and RespiGam, which have limited product sales without producing a savings in sales and marketing costs.
     The Company relies on a limited number of suppliers to provide substantially all of the plasma used as a raw material for production of CytoGam and RespiGam. Any significant interruption in the delivery of these materials to the Company could adversely affect the Company's business.
     The Company is also dependent on Boehringer Ingleheim GmbH ("Boehringer Ingleheim") for production of commercial quantities of Synagis to supplement the Company's own production capacity. Boehringer Ingleheim has not yet produced full commercial quantities of Synagis, and any delay or failure to do so could adversely impact the Company's ability to obtain approvals and meet market demand for Synagis.
DEPENDENCE ON STRATEGIC ALLIANCES
     The Company has entered into strategic alliances relating to the development and marketing of certain of its products. Under these arrangements, the Company is dependent upon its corporate partners to accomplish many of the Company's goals. If those corporate partners fail to devote sufficient effort and attention to achieving those goals, the Company would be adversely affected.
PATENTS AND PROPRIETARY TECHNOLOGY
     Products currently being developed or considered for development by the Company are in the area of biotechnology, an area in which there are extensive patent filings. The patent position of biotechnology firms generally is highly uncertain and involves complex legal and factual questions. To date, no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Accordingly, there can be no assurance that patent applications owned or licensed by the Company will result in patents being issued or that, if issued, such patents will afford protection against competitors with similar technology.
     The Company believes that there are other patents issued to third parties and/or patent applications filed by third parties which could have applicability to each of the Company's products and product candidates and could adversely affect the Company's freedom to make, have made, use or sell such products or use certain processes for their manufacture. The Company is unable to predict whether it will ultimately be necessary to seek a license from such third parties or, if such a license were necessary, whether such a license would be available on terms acceptable to the Company. The necessity for such a license could have a material adverse effect on the Company's business.
                                      (5)
     There has been substantial litigation regarding patent and other intellectual property rights in the biotechnology industry. Litigation may be necessary to enforce certain intellectual property rights of the Company. Any such litigation could result in substantial cost to and diversion of effort by the Company.
TECHNOLOGY AND COMPETITION
     Biotechnology and pharmaceuticals are evolving fields in which developments are expected to continue at a rapid pace. The Company's success depends upon development and maintaining a competitive position in the development of products and technologies in its areas of focus. Competition from other biotechnology and pharmaceutical companies is intense. Many of these companies have substantially greater research and development capabilities, experience and marketing, financial and managerial resources, and represent significant competition for the Company. Acquisitions of competing biotechnology companies by large pharmaceutical companies could enhance such competitors' financial, marketing and other resources. There can be no assurance that developments by others will not render the Company's products or technologies noncompetitive or obsolete.
GOVERNMENT REGULATIONS
     Substantially all of the Company's products require regulatory approval by governmental agencies. In particular, human therapeutic and vaccine products are subject to rigorous preclinical and clinical testing for safety and efficacy and approval processes by the FDA, as well as regulatory authorities in foreign countries. The process of obtaining such approvals is costly and time-consuming. There can be no assurance that required approvals will be obtained. Any failure to obtain, or delay in obtaining, such approvals could adversely affect the ability of the Company or its collaborators to market products successfully and to generate revenues from sales or royalties.
     Any approved products are subject to continuing regulation, and non-compliance with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production, refusal of the government to approve product license applications, restrictions on the Company's ability to enter into supply contracts and criminal prosecution. The FDA also has the authority to revoke product licenses and establishment licenses previously granted. Further, the regulation of recombinant DNA technologies and the regulation of manufacturing facilities by state, local and other authorities is subject to change.
PRODUCT LIABILITY AND INSURANCE
     The testing, marketing and sale of health care products entails an inherent risk that product liability claims will be asserted against the Company. A product liability claim or recall could have a material adverse effect on the business or financial condition of the Company. Blood products, such as the Company's, involve heightened risks, including the risk of transmission of blood-borne diseases. Although the Company has obtained product liability insurance in an amount it believes is adequate, there can be no assurance that the Company will be able to maintain such insurance or that liability will not exceed its insurance coverage.
DEPENDENCE ON KEY PERSONNEL
     The Company's success depends upon the continued contributions of its executive officers and scientific and technical personnel. Many key responsibilities with the Company have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect the business of the Company. The Company does not maintain or intend to purchase "key man" life insurance on any of its personnel.
POSSIBLE PRICE VOLATILITY OF COMMON STOCK
     The market prices for securities of biotechnology companies have been highly volatile. The announcement of technological innovations or new commercial products by the Company or its competitors, the impact of health care reform, developments relating to regulatory matters or to patents or proprietary rights, publicity regarding actual or potential medical results with respect to products under development by the Company or others as well as period-to-period variances in financial results could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many high technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Common Stock.
                                      (6)

                             SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of each Selling Stockholder and as adjusted to give effect to the sale of the Shares offered hereby. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

     All of the Shares being offered by the Selling Stockholders were acquired by them from the Company at a purchase price of $39.00 per share in private placement transactions pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to the Subscription Agreements. In the Subscription Agreements, the Company has agreed, among other things, to bear certain expenses (other than the fees and expenses, if any, of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. See "Plan of Distribution."

     Each Selling Stockholder represented in its respective Subscription Agreement that it was acquiring the Shares for investment and with no present intention of distributing any of such Shares. In recognition of the fact that investors, even though purchasing Common Stock without a view to distribution, may wish to be legally permitted to sell publicly their Shares when they deem appropriate, the Company has filed with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the Nasdaq National Market System or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the Shares are no longer required to be registered for the public sale thereof by the Selling Stockholders.




                                                        Beneficial Ownership
                                                           After Offering
                                                          Assuming Sale of
                                                         All Offered Shares
                           Number of Shares  Number of
                             Beneficially      Shares
   Name and Address of      Owned Prior to     Being     Number of
   Selling Stockholders        Offering       Offered     Shares    Percent
 ------------------------  ----------------  ---------   ---------  -------
Biotech Target, S.A.
Obarrie Street                 3,753,000     1,000,000   2,753,000   10.5%
Swiss Bank Tower
Panama, Panama 5

Investor Investments AB
Arsenalsgatan 8C               1,619,000       500,000   1,119,000   4.3%
103 32 Stockholm
Sweden
                                        (7)

Invesco Strategic
Portfolios, Inc.
Health Sciences Fund
c/o Invesco Trust Company        391,400       133,000     258,400   1.0%
7800 East Union Avenue
Suite 1100
Denver, CO 80237

Invesco Global Health
Sciences Fund
c/o Invesco Trust Company        211,200        67,000     144,200     *
7800 East Union Avenue
Suite 1100
Denver, CO 80237

*LESS THAN ONE PERCENT

                                      (8)

                             PLAN OF DISTRIBUTION

     The Company has been advised that the Selling Stockholders may sell Shares from time to time in transactions on the Nasdaq National Market System, in privately negotiated transactions, through the writing of options on the Shares or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.
                                 LEGAL MATTERS
     The validity of the Shares offered hereby will be passed upon for the Company by Dewey Ballantine LLP, New York, New York. A member of Dewey Ballantine LLP participating in this matter is the beneficial owner of shares of the Common Stock.
                                    EXPERTS
     The balance sheets of the Company as of December 31, 1995 and 1996, and the statements of operations, shareholders' equity and cash flows and the related financial statement schedule for each of the three years in the period ended December 31, 1996 included in the Annual Report on Form 10-K for the year ended December 31, 1996 incorporated by reference in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent public accountants, as set forth in their report. These financial statements are incorporated by reference herein in reliance upon the report of such firm, which report is given on the authority of said firm as experts in accounting and auditing.

                                      (9)

===================================================       =================
     No person is authorized in connection with any        1,700,000 SHARES
offering made hereby to give any information or to
make any representation not contained in this
Prospectus, and, if given or made, such information
or representation must not be relied upon as having
been authorized by the Company or any Underwriter.
This Prospectus does not constitute an offer to
sell or a solicitation of an offer to buy any
security other than the shares of Common Stock             MEDIMMUNE, INC.
offered hereby, nor does it constitute an offer to
sell or a solicitation of an offer to buy any of
the securities offered hereby to any person in any
jurisdiction in which it is unlawful to make such
an offer or solicitation.  Neither the delivery of
this Prospectus nor any sale made hereunder shall
under any circumstances create any implication that
the information contained herein is correct as of
any date subsequent to the date hereof.
               --------------------
                 TABLE OF CONTENTS                           COMMON STOCK
                                                     PAGE
Available Information                                 2
Incorportation of Certain Information by Reference    2
Disclosure Regarding Forward-Looking Statements       3
The Company                                           3
Risk Factors                                          3
Selling Stockholders                                  7
Plan of Distribution                                  9
Legal Matters                                         9
Experts                                               9    JANUARY  , 1998
===================================================       =================

                                    PART II

                    Information Not Required in Prospectus

ITEM 4.  OTHER EXPENSES OF ISSURANCE and DISTRIBUTION

     The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:


SEC Registration Fee                            $  19,935.00
Nasdaq Listing Fee                              $  17,500.00
Accounting Fees and Expenses                     $  7,500.00
Legal Fees and Expenses                         $  25,000.00
Miscellaneous                                    $  2,565.00
                                               -------------
  Total:                                        $  72,500.00
                                               =============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

          Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Company provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under Securities Act of 1933, as amended.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for a transaction from which the director derived an improper personal benefit. Article EIGHTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
5.1 Opinion of Counsel as to legality of securities being registered
24.1 Consent of Independent Certified Public Accountants
24.2 Consent of Counsel (included in Exhibit 5.1)
25.1 Power of Attorney (See Page II-3)

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:


  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the pospectus to provide such interim financial information.
                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 13th day of January, 1998.
                              MEDIMMUNE, INC.

                              By:/s/David M. Mott


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Wayne T. Hockmeyer, Ph.D. and David M. Mott, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                       TITLE                  DATE
/s/Wayne T. Hockmeyer, PH.D.  Chairman and Chief
WAYNE T. HOCKMEYER, PH.D.     Executive Officer and    January 13, 1998
                              Director (Principal
                              executive officer)

/s/David M. Mott              President and Chief
DAVID M. MOTT                 Operating Officer        January 13, 1998
                              (Principal financial and
                              accounting officer

/s/Franklin H. Top, Jr.       Director                 January 13, 1998
FRANKLIN H. TOP, JR.

/s/Gordon S. Macklin          Director                 January 13, 1998
GORDON S. MACKLIN

/s/James H. Cavanaugh         Director                 January 13, 1998
JAMES H. CAVANAUGH

/s/M. James Barrett           Director                 January 13, 1998
M. JAMES BARRETT

/s/Barbara Hackman Franklin   Director                 January 13, 1998
BARBARA HACKMAN FRANKLIN